EXHIBIT 99.1

AutoZone 2nd Quarter Sales up 4.1%; Same Store Sales up 0.4%

MEMPHIS, Tenn., March 1, 2006 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today reported sales of $1.254 billion for its second quarter (12 weeks) ended February 11, 2006, up 4.1% from fiscal second quarter 2005. Same store sales, or sales for stores open at least one year, were up 0.4% for the quarter.

Operating margin for the quarter increased 187 basis points from last year to 14.2%, while operating profit increased 19.9% over the prior year. Net income for the quarter increased 3.1% over the same period last year to $97.0 million, while diluted earnings per share increased 7.6% to $1.25 per share from $1.16 per share reported in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 49.1% (versus 48.4% last year). The improvement in comparable gross margin was largely due to the Company's ongoing category management initiatives as well as reduced sales of non-core, lower-margin merchandise. Operating expenses, as a percentage of sales, were 34.9% (versus 36.0% last year). On a comparable basis, adjusted operating expenses were 34.6% (versus 32.7% last year) or 192 basis points over last year. A portion of the increase in operating expenses this year reflected $4.2 million in share-based expenses resulting from the adoption of the Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payments." The remaining increase in comparable operating expenses reflected both short-term expenditures to complete the remaining store resets underway during the first quarter and longer-term efforts to improve the customer shopping experience, from expanding hours of operation to continuing to improve the in-store merchandising presentation.

Excluding this quarter's share-based expenses and last year's adjustments to both operating expenses and income taxes, adjusted operating profit decreased 3.4%, while adjusted diluted earnings per share were flat versus the year-ago quarter at $1.29.

The Company's total per store inventory level, including supplier owned pay-on-scan inventory, as of February 11, 2006, was $494 thousand versus $484 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store level to $79 thousand from $86 thousand last year. AutoZone continues to provide excellent product availability while effectively financing those inventory levels.

"The second quarter marked the completion of our store adjacencies initiative, and I would like to thank our AutoZoners for their amazing efforts," said Bill Rhodes, President and Chief Executive Officer of AutoZone. "Additionally during the quarter, we continued our relentless focus on improving the customer shopping experience by increasing store-level training, improving our in-stock position, and continuing to focus on our unique and powerful culture to ensure we provide our customers with trustworthy advice.

"Over the past two quarters, we have deployed many new initiatives designed to deepen the relationship we have with our customers. Our operating margin reflects the impact of those initiatives. While some of them have been completed, many will be ongoing. We are pleased with our progress and believe we are well positioned as we enter our peak selling season," commented Bill Rhodes, President and Chief Executive Officer.

During the quarter ended February 11, 2006, AutoZone opened 41 new stores, replaced 4 stores, and closed 1 store in the U.S. while additionally opening 4 new stores in Mexico. Additionally, the Company re-opened 3 of 13 U.S. stores closed due to hurricane-related damage. As of February 11, 2006, the Company had 3,655 domestic stores and 88 stores in Mexico.

AutoZone is the nation's leading retailer of automotive parts and accessories. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a one-hour conference call this morning, Wednesday, March 1, 2006, beginning at 10:00 a.m. (EST) to discuss the second quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-3524 through Wednesday, March 8, 2006, at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted debt, adjusted debt/EBITDAR, adjusted rent expense, adjusted operating expense, adjusted operating profit, adjusted income before taxes, adjusted income taxes, adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management manages the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the following tables. This is important information for the Company's management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; gasoline prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 27, 2005, for more information related to those risks.

 AutoZone's 2nd Quarter Highlights - Fiscal 2006

 Condensed Consolidated Statements of Operations
 2nd Quarter
 (in thousands, except per share data)

                             GAAP Results            Adjustments
                        ----------------------  ----------------------
                            12 Weeks Ended          12 Weeks Ended
                        ----------------------  ----------------------
                         Feb. 11,    Feb. 12,    Feb. 11,    Feb. 12,
                           2006        2005       2006(a)     2005(b)
                        ----------  ----------  ----------  ----------
 Net sales              $1,253,815  $1,204,055  $       --  $       --
 Cost of sales             637,625     621,684          --          --
                        ----------  ----------  ----------  ----------
 Gross profit              616,190     582,371          --          --
 Operating, SG&A
  expenses                 437,845     433,652      (4,242)    (40,321)
                        ----------  ----------  ----------  ----------
 Operating profit
  (EBIT)                   178,345     148,719       4,242      40,321
 Interest expense,
  net                       24,333      23,645          --          --
                        ----------  ----------  ----------  ----------
 Income before taxes       154,012     125,074       4,242      40,321
 Income taxes               56,990      30,981       1,570      30,219
                        ----------  ----------  ----------  ----------
 Net income             $   97,022  $   94,093  $    2,672  $   10,102
                        ==========  ==========  ==========  ==========
 Net income per share:
   Basic                $     1.26  $     1.18  $     0.04  $     0.13
   Diluted              $     1.25  $     1.16  $     0.04  $     0.13
 Weighted average
  shares outstanding:
   Basic                    76,784      79,692
   Diluted                  77,474      80,860

                                             Adjusted
                                 --------------------------------
                                          12 Weeks Ended
                                 --------------------------------
                                  Feb. 11,              Feb. 12,
                                    2006                  2005
                                 ----------            ----------
 Net sales                       $1,253,815            $1,204,055
 Cost of sales                      637,625               621,684
                                 ----------            ----------
 Gross profit                       616,190               582,371
 Operating, SG&A expenses           433,603               393,331
                                 ----------            ----------
 Operating profit  (EBIT)           182,587               189,040
 Interest expense, net               24,333                23,645
                                 ----------            ----------
 Income before taxes                158,254               165,395
 Income taxes                        58,560                61,200
                                 ----------            ----------
 Net income                      $   99,694           $   104,195
                                 ==========           ===========
 Net income per share:
       Basic                          $1.30                 $1.31
       Diluted                        $1.29                 $1.29
 Weighted average shares
  outstanding:
       Basic                         76,784                79,692
       Diluted                       77,474                80,860

 (a) Fiscal 2006 operating expense includes $4.2MM in share-based compensation expense related to the adoption of SFAS No.123(R).
 (b) Fiscal 2005 includes a non-cash adjustment, substantially all of which relates to prior years, of $40.3 million ($25.4 million net of tax) associated with accounting for leases and leasehold improvements.

     Additionally, fiscal year 2005 income taxes include a $15.3 million benefit primarily from the planned one-time repatriation from foreign subsidiaries.

 Year-to-date 2nd Quarter, F2006

                             GAAP Results           Adjustments
                       ----------------------  ----------------------
                           24 Weeks Ended          24 Weeks Ended
                       ----------------------  ----------------------
                        Feb. 11,    Feb. 12,    Feb. 11,    Feb. 12,
                          2006        2005       2006(a)     2005(b)
                       ----------  ----------  ----------  ----------
 Net sales             $2,591,891  $2,490,258  $       --  $       --
 Cost of sales          1,320,172   1,287,086          --          --
                       ----------  ----------  ----------  ----------
 Gross profit           1,271,719   1,203,172          --          --

 Operating, SG&A
  expenses                888,081     838,140     (10,782)    (40,321)
                       ----------  ----------  ----------  ----------
 Operating profit
  (EBIT)                  383,638     365,032      10,782      40,321

 Interest expense,
  net                      48,072      45,435          --          --
                       ----------  ----------  ----------  ----------
 Income before taxes      335,566     319,597      10,782      40,321
 Income taxes             124,170     102,981       3,989      30,219
                       ----------  ----------  ----------  ----------
 Net income            $  211,396  $  216,616  $    6,793  $   10,102
                       ==========  ==========  ==========  ==========
 Net income per share:
   Basic               $     2.76  $     2.72  $     0.09  $     0.12
   Diluted             $     2.73  $     2.68  $     0.09  $     0.13
 Weighted Average
  Shares outstanding:
   Basic                   76,686      79,702      76,686      79,702
   Diluted                 77,313      80,803      77,313      80,803

                                                Adjusted
                                    ---------------------------------
                                             24 Weeks Ended
                                    ---------------------------------
                                    February 11,          February 12,
                                        2006                  2005
                                     ----------            ----------
 Net sales                           $2,591,891            $2,490,258
 Cost of sales                        1,320,172             1,287,086
                                     ----------            ----------
 Gross profit                         1,271,719             1,203,172
 Operating, SG&A expenses               877,299               797,819
                                     ----------            ----------
 Operating profit  (EBIT)               394,420               405,353
 Interest expense, net                   48,072                45,435
                                     ----------            ----------
 Income before taxes                    346,348               359,918
 Income taxes                           128,159               133,200
                                     ----------            ----------
 Net income                          $  218,189            $  226,718
                                     ==========            ==========
 Net income per share:
   Basic                             $     2.85            $     2.84
   Diluted                           $     2.82            $     2.81
 Weighted Average Shares
  outstanding:
   Basic                                 76,686                79,702
   Diluted                               77,313                80,803

 (a) Fiscal 2006 operating expense includes $2.8MM in hurricane related expense and $8.0MM in share-based compensation expense related to the adoption of SFAS No.123(R).
 (b) Fiscal year 2005 includes a non-cash adjustment, substantially all of which relates to prior years, of $40.3 million ($25.4 million net of tax) associated with accounting for leases and leasehold improvements.

     Additionally, fiscal year 2005 income taxes include a $15.3 million benefit primarily from the planned one-time repatriation from foreign subsidiaries.

 Selected Balance Sheet Information
 (in thousands)

                              February 11,  February 12,   August 27,
                                 2006          2005          2005
                              ----------    ----------    ----------
 Merchandise inventories      $1,722,681    $1,591,996    $1,663,860
 Current assets                2,034,992     1,847,054     1,929,459
 Property and equipment, net   1,992,415     1,837,260     1,937,615
 Total assets                  4,401,853     4,059,437     4,245,257
 Accounts payable              1,427,672     1,286,780     1,539,776
 Current liabilities           1,794,801     1,645,420     1,811,159
 Debt                          1,779,300     1,901,500     1,861,850
 Stockholders' equity            641,158       384,731       391,007
 Working capital                 240,191       201,634       118,300

 -----------------------------------------------------

 Adjusted Debt/EBITDAR (Trailing 4 Qtrs)

                                  February 11,       February 12,
                                      2006               2005
                                   ----------         ----------
 Net income                        $  565,799         $  569,419
 Add:  Interest                       105,080             96,057
       Taxes                          323,391            314,632
                                   ----------         ----------
 EBIT                                 994,270            980,108

 Add:  Depreciation                   126,582            129,873
       Rent expense                   135,712            141,859
       Option expense                   7,982                 --
                                   ----------         ----------
 EBITDAR                           $1,264,546         $1,251,840

 Debt                              $1,779,300         $1,901,500
 Add: Adjusted rent x 6(a)            814,272            721,992
                                   ----------         ----------
 Adjusted debt                     $2,593,572         $2,623,492

 Adjusted debt to EBITDAR                 2.1                2.1

 (a) Adjusted rent is defined as GAAP rent expense less the impact from the cumulative lease accounting adjustment recorded in the second quarter of fiscal year 2005.

 Selected Cash Flow Information
 (in thousands)

                           12 Weeks Ended         24 Weeks Ended
                        --------------------    --------------------
                        Feb. 11,    Feb. 12,    Feb. 11,    Feb. 12,
                          2006        2005        2006        2005
                        --------    --------    --------    --------
 Depreciation           $ 31,493    $ 45,667    $ 62,309    $ 71,324
 Capital spending       $ 57,405    $ 59,971    $115,862    $118,778

 Cash flow before
 share repurchase:
  Net increase
   (decrease) in
   cash and cash
   equivalents          $     (6)   $ 16,258    $  6,562    $  3,287
  Subtract increase
   (decrease) in debt    (10,475)     76,725     (82,550)     32,250
  Subtract share
   repurchases                --          --      (9,787)    (30,000)
                        --------    --------    --------    --------
 Cash flow before
  share repurchases
  and changes in debt   $ 10,469    $(60,467)   $ 98,899    $  1,037
                        ========    ========    ========    ========

 Other Selected Financial Information
 (in thousands)

                                         February 11,      February 12,
                                             2006              2005
                                          ----------        ----------
 Cumulative share repurchases ($)         $4,111,553        $3,704,913

 Cumulative share repurchases (shares)        87,158            82,570
 Shares outstanding, end of quarter           76,910            79,806

 ---------------------------------------------------------------------

                                                Trailing 4 Quarters
                                          ----------------------------
                                         February 11,      February 12,
                                             2006             2005
                                          ----------        ----------
 Net income                               $  565,799        $  569,419
 Add:  After-tax interest                     66,831            61,861
       After-tax rent                         86,313            91,357
                                          ----------        ----------
 After-tax return                            718,943           722,637

 Average debt                              1,945,764         1,917,682
 Average equity                              424,949           252,845
 Rent x 6                                    814,272           851,154
                                          ----------        ----------
 Pre-tax invested capital                  3,184,985         3,021,681

 Return on Invested Capital (ROIC)              22.6%             23.9%
 ---------------------------------------------------------------------

 AutoZone's 2nd Quarter Fiscal 2006
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------

                                      12 Weeks Ended    24 Weeks Ended
                                     ---------------   ---------------
                                    Feb. 11, Feb. 12, Feb. 11, Feb. 12,
                                      2006     2005     2006     2005
                                     ------   ------   ------   ------
 Domestic stores:
  Store count:
  Stores opened                          41       27       74       55
  Store closures                          1        1        1        1
  Re-opened hurricane stores              3        -        3        -
  Hurricane-related store closures       10        -       13        -
  Replacement stores                      4        1        7        2
  Total domestic stores               3,655    3,474    3,655    3,474

  Stores with commercial sales        2,107    2,131    2,107    2,131

  Square footage (in thousands):     23,221   22,035   23,221   22,035
  Square footage per store            6,353    6,343    6,353    6,343
 Stores in Mexico:
  Stores opened                           4        3        7        4
  Total stores in Mexico                 88       67       88       67

 Total stores chainwide               3,743    3,541    3,743    3,541

 Sales Statistics (Domestic Stores Only)
 --------------------------------------

                           12 Weeks Ended       Trailing 4 Quarters
                       ----------------------  -----------------------
                        Feb. 11,    Feb. 12,    Feb. 11,     Feb. 12,
                          2006        2005        2006         2005
                       ----------  ----------  ----------   ----------
 Total retail sales
  ($ in thousands)     $1,040,931  $1,005,292  $4,876,160   $4,768,667
   % Increase vs. LY
    retail sales                4%          4%          2%           2%
 Total commercial
  sales ($ in
  thousands)           $  154,729  $  154,415  $  715,282   $  737,449
   % Increase vs. LY
    commercial sales            0%          0%         (3%)          4%

 Sales per average
  store ($ in
  thousands)           $      329  $      335  $    1,569   $    1,626
 Sales per average
  square foot                  52          53         247          256

                           12 Weeks Ended          24 Weeks Ended
                       ----------------------  -----------------------
                        Feb. 11,    Feb. 12,    Feb. 11,     Feb. 12,
                          2006        2005        2006         2005
                       ----------  ----------  ----------   ----------
 Same store sales         0.4%        0.4%        0.6%        (1.5%)

 Inventory Statistics (Total Stores)
 ----------------------------------

                                      as of                as of
                                February 11, 2006    February 12, 2005
                                  --------------       --------------
 Accounts payable/inventory            82.9%                80.8%

    ($ in thousands)

 Inventory(a)                        $ 1,722,681          $ 1,591,996
 Pay-on-scan inventory                   126,607              121,109
                                    ------------         ------------
 Total inventory                     $ 1,849,288          $ 1,713,105

 Total inventory per store           $       494          $       484

 Net inventory (net of payables)     $   295,009          $   305,216
 Net inventory  / store              $        79          $        86

 (a) This is reported balance sheet inventory

                                             Trailing 4 Quarters
                                February 11, 2006    February 12, 2005
                                -----------------    -----------------
 Inventory turns based on
  ending inventories(b)                1.7 x                1.8 x

 (b) Inventory turns include $122.2MM in cost of sales related to
     Pay on Scan merchandise for F06 and $97.6MM for F05. Pay on Scan inventory not recorded on the balance sheet was $126.6MM in F06 and $121.1MM in F05.

CONTACT: AutoZone, Inc.
         Financial:
           Brian Campbell
           (901) 495-7005
           brian.campbell@autozone.com
         Media:
           Ray Pohlman
           (901) 495-7962
           ray.pohlman@autozone.com